Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Investment Quality Municipal Fund
33-38357
811-6265

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

<c> Common and MuniPreferred shares voting
together as a class
  <c>MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below
investment grade securities.


   For
             8,212,229
                    2,208
   Against
                490,157
                       176
   Abstain
                363,222
                          -
   Broker Non-Votes
             2,158,749
                         92
      Total
           11,224,357
                    2,476



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             8,286,257
                    2,196
   Against
                434,165
                       185
   Abstain
                345,186
                           3
   Broker Non-Votes
             2,158,749
                         92
      Total
           11,224,357
                    2,476



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
             8,186,785
                    2,161
   Against
                515,187
                       219
   Abstain
                363,636
                           4
   Broker Non-Votes
             2,158,749
                         92
      Total
           11,224,357
                    2,476



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
             8,098,395
                    2,161
   Against
                603,088
                       219
   Abstain
                364,125
                           4
   Broker Non-Votes
             2,158,749
                         92
      Total
           11,224,357
                    2,476



To approve the elimination of the fundamental policy relating to commodities.


   For
             8,000,344
                    2,184
   Against
                688,288
                       189
   Abstain
                376,976
                         11
   Broker Non-Votes
             2,158,749
                         92
      Total
           11,224,357
                    2,476



To approve the new fundamental policy
relating to commodities.


   For
             7,995,233
                    2,161
   Against
                689,482
                       219
   Abstain
                380,893
                           4
   Broker Non-Votes
             2,158,749
                         92
      Total
           11,224,357
                    2,476



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052348.